Filed pursuant to Rule 424(b)(5)
File Nos. 333-149125
333-125979
PROSPECTUS SUPPLEMENT
(To Prospectuses dated August 3, 2005 and February 8, 2008)
34,972,678 Units

AVANIR PHARMACEUTICALS
Consisting of Class A Common Stock and Warrants
$1.14375 per unit

•    Avanir Pharmaceuticals is offering for sale 34,972,678 units pursuant to this prospectus supplement, with each unit consisting of one share of Class A common stock and a warrant to buy 0.35 shares of Class A common stock. Each warrant has an exercise price of $1.43 per share, has a term of five years and is exercisable beginning on the date of issue. The shares of Class A common stock and warrants comprising the units are immediately separable and will be issued separately.
• The last reported sale price of our common stock on the NASDAQ Global Market on March 26, 2008 was $1.11 per share. • Trading symbol: NASDAQ Global Market — AVNR

This investment involves a high degree of risk. See “Risk Factors” on page S-3 of this prospectus supplement.

	Per Unit	Total
Public offering price	$1.14375	$40,000,000
Placement agency fees	$0.05344	$1,868,872
Proceeds, before expenses, to Avanir Pharmaceuticals	$1.09031	$38,131,128

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering. Delivery of the units will be made on or about April 4, 2008. Certain purchaser funds will be deposited into an escrow account and held until jointly released by us and the placement agent on the date the units are to be delivered to the purchasers. All funds received will be held in a non-interest bearing account.
Piper Jaffray & Co. is acting as placement agent in this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the placement agency fees and net proceeds to us, if any, in this offering may be less than the maximum offering amounts set forth above.
Neither the Securities and Exchange Commission nor any state securities commission has approved of anyone’s investment in these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Piper Jaffray
The date of this prospectus supplement is March 26, 2008.

Prospectus Supplement
August 3, 2005 Prospectus
February 8, 2008 Prospectus
     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectuses to “the Company,” “Avanir,” “we,” “us,” “our” or similar references mean Avanir Pharmaceuticals and our subsidiaries, on a consolidated basis.
     This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Class A common stock and warrants and supplements information contained in the accompanying prospectuses and the documents incorporated by reference into the accompanying prospectuses. The second part consists of the accompanying prospectuses, which give more general information about us and the shares of Class A common stock and warrants we may offer from time to time under our shelf registration statements. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectuses or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.
 S-i

     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectuses. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectuses. This prospectus supplement and the accompanying prospectuses do not constitute an offer to sell or the solicitation of an offer to buy Class A common stock or warrants, nor do this prospectus supplement and the accompanying prospectuses constitute an offer to sell or the solicitation of an offer to buy Class A common stock or warrants in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectuses are delivered or Class A common stock or warrants are sold on a later date.
 S-ii

SUMMARY
The Offering

Class A common stock offered by us pursuant to this prospectus supplement	Up to 34,972,678 shares, plus 12,240,437 shares of Class A common stock underlying the warrants offered hereby

Class A common stock to be outstanding after this offering	Up to 78,137,080 shares, or 90,377,517 shares if the warrants sold in this offering are exercised in full

Use of proceeds	We intend to use the net proceeds from this offering to fund our ongoing clinical trials and for general working capital. See “Use of Proceeds” on page S-12.

NASDAQ Global Market symbol	AVNR

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement.
          The number of shares of Class A common stock to be outstanding after this offering is based on 43,164,402 shares outstanding as of December 31, 2007 and excludes:
•	options and warrants outstanding as of that date representing the right to purchase a total of 1,137,095 shares of Class A common stock at weighted average exercise price of $8.80 per share; and

•	2,370,983 shares of Class A common stock underlying restricted stock units and restricted stock awards outstanding as of that date.
          Unless otherwise indicated, this prospectus supplement assumes the sale of the maximum number of units offered hereunder and does not assume that any of the warrants issued hereunder will be exercised.
Election of Director
          We expect to elect Nicholas J. Simon to our board of directors as a Class II director following the completion of this offering with an initial term to expire at the 2009 annual meeting of shareholders. Mr. Simon, age 53, is Managing Director of Clarus Ventures, LLC, or Clarus, a venture capital firm focused on life sciences companies, which he co-founded in February 2005. Clarus is expected to purchase units in the offering through one or more affiliated investment funds as described in the following paragraph. From April 2000 to July 2001, Mr. Simon was chief executive officer and founder of Collabra Pharma, Inc., a pharmaceutical company. Previously, Mr. Simon served in various management positions at Genentech, Inc., including its vice president of business and corporate development. Mr. Simon is currently on the board of directors of public companies ARYx Therapeutics Inc. and Poniard Pharmaceuticals, Inc., as well as private companies Sientra, Inc., Neosil, Inc., QuatRx Pharmaceuticals Company, Pearl Therapeutics, Inc. and Verus Pharmaceuticals, Inc. He is also on the advisory council of the Gladstone Institute, a private not-for-profit research institute affiliated with the University of California, San Francisco. Mr. Simon received a bachelor of sciences degree in microbiology from the University of Maryland and a master’s degree in business administration in marketing from Loyola College.

Amendment to Rights Plan
          Upon the completion of this offering, we expect to amend our Rights Agreement with American Stock Transfer & Trust Co., dated March 5, 1999, to allow Clarus and certain of its affiliated investment funds to acquire and hold up to 20.4% of our issued and outstanding shares without becoming an “acquiring person” under the agreement and triggering the rights issued thereunder. We expect that immediately after the completion of this offering, Clarus will hold approximately 19.9% of our total issued and outstanding common stock.
Failure to Satisfy Continued NASDAQ Listing Rule
          As of March 25, 2008, our market capitalization had been below $50 million for ten consecutive trading days, as measured on the NASDAQ stock market. Accordingly, we were not in compliance with the requirements for continued listing on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 4450 and on March 26, 2008, we received a formal notice of this non-compliance from NASDAQ. In addition, we do not satisfy the requirements of having stockholders’ equity of at least $10 million or at least $50 million of total assets and $50 million of total revenue. In accordance with Marketplace Rule 4450(e)(4), we have a cure period of 30 calendar days, or until April 24, 2008, to regain compliance. We expect to be able to regain compliance under NASDAQ Marketplace Rule 4450 through our proposed offering of up to $40 million in units pursuant to this prospectus supplement, which is expected to close before the expiration of the above-referenced 30-day cure period.
Corporate Information
          Our principal executive offices are located at 101 Enterprise, Suite 300, Aliso Viejo, California 92656. Our telephone number is (949) 389-6700 and our e-mail address is info@avanir.com.

RISK FACTORS
     Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectuses, including from our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose part or all of your investment. This prospectus supplement, the accompanying prospectuses and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below.
Risks Relating to Our Business
     We must conduct additional clinical trials for Zenvia and there can be no assurance that the FDA will approve Zenvia or that an approval, if granted, will be on terms we may seek.
     In October 2006, we received an “approvable letter” from the FDA for our new drug application (“NDA”) submission for Zenvia in the treatment of patients with PBA. The approvable letter raised certain safety and efficacy concerns and the safety concerns will require additional clinical development to resolve. Based on discussions with the FDA, we were able to successfully resolve the outstanding efficacy concerns of the original dose formulation that was tested in earlier trials. In order to address the safety concerns, however, we agreed to re-formulate Zenvia and conduct one additional confirmatory Phase III clinical trial using lower dose formulations. The goal of the study is to demonstrate improved safety while maintaining a significant degree of the efficacy seen in our earlier trials testing higher doses. The study is expected to be completed (as defined as top-line safety and efficacy data becomes available) during the second half of calendar 2009. It is possible that the efficacy will be so reduced that we will not be able to satisfy the FDA’s efficacy requirements and there can be no assurance that the FDA will approve Zenvia for commercialization.
     Even if the confirmatory trial is successful, the additional development work will be costly and time consuming. Because our patents covering Zenvia expire at various times from 2011 through 2019 (without accounting for potential extensions that might be available or new patents that may be issued), any substantial delays in regulatory approval would negatively affect the commercial potential for Zenvia for this indication. Additionally, it is possible that Zenvia may not be approved with the labeling claims or for the patient population that we consider most desirable for the promotion of the product. Less desirable labeling claims could adversely affect the commercial potential for the product and could also affect our long-term prospects.
     Additionally, although we have a Special Protocol Assessment (“SPA”) from the FDA for our recently completed Phase III trial for DPN pain and for our confirmatory Phase III trial for Zenvia for PBA, there can be no assurance that the terms of the SPA will ultimately be binding on the FDA. An SPA is intended to serve as a binding agreement from the FDA on the adequacy of the design of a planned clinical trial. Even where an SPA has been granted, however, additional data may subsequently become available that causes the FDA to reconsider the previously agreed upon scope of review and the FDA may have subsequent safety or efficacy concerns that override the SPA. For example, it is possible that we will not obtain enough data on cardiac risks in our ongoing Phase III trials to satisfy FDA safety concerns, which could necessitate further clinical trials. Additionally, because we expect to seek FDA approval to expand the number of patients enrolled in the ongoing PBA Phase III trial, the FDA will need to agree to amend our SPA. They may not agree to such an amendment and, even if they agree, they may request other amendments to the trial design that could add to the trials cost and/or time, as well as degree of difficulty in reaching clinical endpoints. As a result, even with an SPA, we cannot be certain that the trial results will be found to be adequate to support an efficacy claim and product approval.

     The FDA’s safety concerns regarding Zenvia for the treatment of PBA may extend to other clinical indications that we are pursuing, including DPN pain. Due to these concerns, we expect to develop Zenvia for other indications using alternative doses, which may negatively affect efficacy.
     We are currently developing Zenvia for the treatment of DPN pain, for which we have completed a Phase III trial. Although the FDA has not expressly stated that the safety concerns and questions raised in the PBA approvable letter would apply to other indications such as DPN pain, we believe that it is possible that the FDA will raise similar concerns for this indication. Accordingly, we are investigating the potential use of alternative formulations with lower doses of quinidine and various DM levels in the next Phase III trial for Zenvia for this indication. Although we achieved positive results in our initial Phase III trial, an alternative lower dose may not yield the same levels of efficacy as seen in the earlier trials and any drop in efficacy may be so great that the drug does not demonstrate a statistically significant improvement over placebo. Additionally, any alternative dose that we develop may not sufficiently satisfy the FDA’s safety concerns. If this were to happen, we may not be able to pursue the development of Zenvia for other indications or may need to undertake significant additional clinical trials, which would be costly and cause potentially substantial delays. There is also a risk that due to the change in dosage levels, the FDA may require two additional Phase III trials for regulatory approval, which would be costly and delay the potential commercial launch of this drug.
     We have limited capital resources and will need to raise additional funds to support our operations.
     We have experienced significant operating losses in funding the research, development and clinical testing of our drug candidates, accumulating operating losses totaling $244 million as of December 31, 2007, and we expect to continue to incur substantial operating losses for the foreseeable future. As of December 31, 2007, we had approximately $29.4 million in cash, cash equivalents, investments in marketable securities and restricted investments in marketable securities. Additionally, we currently do not have any meaningful sources of recurring revenue or cash flow.
     In light of our current capital resources, lack of near-term revenue opportunities and substantial long-term capital needs, we will need to raise significant amounts of additional capital in the future to complete the development of Zenvia and to finance our long-term operations. Based on our current loss rate and existing capital resources as of the date of this filing, we estimate that we have sufficient funds to sustain our operations at their current levels through the next twelve months. Although we expect to be able to raise additional capital and/or curtail current levels of operations to be able to continue to fund our operations beyond that time, there can be no assurance that we will be able to do so or that the available terms of any financing would be acceptable to us. If we are unable to raise additional capital to fund future operations, then we may be unable to fully execute our development plans for Zenvia and DPN pain. This may result in significant delays in our planned clinical trial of Zenvia for PBA and may force us to further curtail our operations.
     Any transactions that we may engage in to raise capital could dilute our shareholders and diminish certain commercial prospects.
     We will seek to raise additional capital beyond the amounts raised in this offering and may do so at any time through various financing alternatives, including licensing or sales of our technologies, drugs and/or drug candidates, selling shares of common or preferred stock, or through the issuance of debt. Each of these financing alternatives carries certain risks. Raising capital through the issuance of common stock may depress the market price of our stock. Any such financing will dilute our existing shareholders and, if our stock price is relatively depressed at the time of any such offering, the levels of dilution would be greater. If we instead seek to raise capital through licensing transactions or sales of one or more of our technologies, drugs or drug candidates, as we have stated we are actively considering with certain investigational compounds, then we will likely need to share a significant portion of future revenues from these drug candidates with our licensees. Additionally, the development of any drug candidates licensed or sold to third parties will no longer be in our control and thus we may not realize the full value of any such relationships.

     We have licensed out or sold most of our non-core drug development programs and related assets and these and other possible future dispositions carry certain risks.
     We have entered into agreements for the licensing out or sale of most of our non-core drug development programs, including FazaClo, macrophage migration inhibitory factor (“MIF”), and our anthrax antibody program, as well as docosanol in major markets worldwide. We are seeking to monetize our remaining non-core assets to help fund the development of Zenvia and may out-license or otherwise partner Zenvia for PBA and/or DPN pain indications if we are able to find a licensee / partner willing to offer attractive terms. These transactions involve numerous risks, including:
•	Diversion of management’s attention from normal daily operations of the business;

•	Disputes over earn-outs, working capital adjustments or contingent payment obligations;

•	Insufficient proceeds to offset expenses associated with the transactions; and

•	The potential loss of key employees following such a transaction.
     Transactions such as these may result in disputes regarding representations and warranties, indemnities, earn-outs, and other provisions in the transaction agreements. For example, we are currently in discussions with Azur to resolve a dispute over a working capital adjustment whereby Azur seeks to be repaid approximately $1.1 million that we have disputed. If this or other disputes are resolved unfavorably, our financial condition and results of operations may be adversely affected and we may not realize the anticipated benefits from the transactions.
     Additionally, disputes relating to these transactions can lead to expensive and time-consuming litigation and may subject us to unanticipated liabilities or risks, disrupt our operations, divert management’s attention from day-to-day operations, and increase our operating expenses.
     Our patents may be challenged and our patent applications may be denied. Either result would seriously jeopardize our ability to compete in the intended markets for our proposed products.
     We have invested in an extensive patent portfolio and we rely substantially on the protection of our intellectual property through our ownership or control of issued patents and patent applications. Such patents and patent applications cover Zenvia, docosanol 10% cream and other potential drug candidates that could come from our technologies such as anti-inflammatory compounds and antibodies. Because of the competitive nature of the biopharmaceutical industry, we cannot assure you that:
•	The claims in any pending patent applications will be allowed or that patents will be granted;

•	Competitors will not develop similar or superior technologies independently, duplicate our technologies, or design around the patented aspects of our technologies;

•	Our technologies will not infringe on other patents or rights owned by others, including licenses that may not be available to us;

•	Any of our issued patents will provide us with significant competitive advantages; or

•	Challenges will not be instituted against the validity or enforceability of any patent that we own or, if instituted, that these challenges will not be successful.
     Even if we successfully preserve our intellectual property rights, third parties, including other biotechnology or pharmaceutical companies, may allege that our technology infringes on their rights. Intellectual property litigation is costly, and even if we were to prevail in such a dispute, the cost of litigation could adversely affect our business, financial condition, and results of operations. Litigation is also time-consuming and would divert management’s attention and resources away from our operations and other activities. If we were to lose any litigation, in addition to any damages we would have to pay, we could be required to stop the infringing activity or obtain a license. Any required license might not be available to us on acceptable terms, or at all. Some licenses might be non-exclusive, and our competitors could have access to the same technology licensed to us. If we were to fail to obtain a required license or were unable to design around a competitor’s patent, we would be unable to sell or continue to develop some of our products, which would have a material adverse effect on our business, financial condition and results of operations.
     We currently have only a limited term of patent coverage for Zenvia in the U.S., which could result in the introduction of generic competition within in a few years of product launch.
     Our PBA related patents for Zenvia in the U.S. expire at various times from 2011 through 2012 and our DPN pain patents for Zenvia expire in 2016. These expirations do not account for any potential patent term restoration nor does this account for the issuance of any patents pending. If Zenvia is approved, we can apply for an up to five-year extension to one patent covering Zenvia; however, as Zenvia is not a new chemical entity, it is unknown whether or not Zenvia will qualify for patent term restoration under the U.S. Patent and Trademark Office guidelines. Once the patents covering Zenvia expire or the three-year Hatch Waxman exclusivity period has passed, generic drug companies would be able to introduce competing versions of the drug. Although we have filed additional new patents for Zenvia, there can be no assurance that these patents will issue or that any patents will have claims that are broad enough to prevent generic competition. If we are unsuccessful in strengthening our patent portfolio, our long-term revenues from Zenvia sales may be less than expected.
     If we fail to obtain regulatory approval in foreign jurisdictions, we would not be able to market our products abroad and our revenue prospects would be limited.
     We may seek to have our products or product candidates marketed outside the United States. In order to market our products in the European Union and many other foreign jurisdictions, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and jurisdictions and can involve additional testing. The time required to obtain approval may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. For example, our development partner in Japan has encountered significant difficulty in seeking approval of Docosanol in that country and we may be forced to abandon efforts to seek approval in that country. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or jurisdictions or by the FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market. The failure to obtain these approvals could materially adversely affect our business, financial condition and results of operations.
     We have recently experienced significant turnover in senior management.
     In the past 18 months, we have experienced significant turnover in our senior management team, including the departures of our President and Chief Executive Officer, Chief Financial Officer, Interim Chief Financial Officer, Vice President of Human Resources, and Vice President of Drug Discovery. As a result of these changes, we essentially have a new management team. It is not yet possible to assess how effective this management team will be and whether they will be able to work together to accomplish the Company’s business objectives. Additionally, changes in management are disruptive to the organization and any further changes may slow the Company’s progress toward its goals. Further, the Board of Directors may elect to reduce its size to streamline operations and to reflect the fact that the Company is significantly smaller than it was previously. Changes in Board composition may also be disruptive and the loss of the experience and capabilities of any of our Board members may reduce the effectiveness of the Board.
     We face challenges retaining members of management and other key personnel.
     The industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled employees. This type of environment creates intense competition for qualified personnel, particularly in clinical and regulatory affairs, sales and marketing and accounting and finance. Because we have a relatively small organization, the loss of any executive officers or other key employees could adversely affect our operations. For example, if we were to lose one or more of the senior members of our clinical and regulatory affairs team, the pace of clinical development for Zenvia could be slowed significantly. We have experienced extensive employee turnover recently, as discussed above, and the loss of any additional key employees could adversely affect our business and cause significant disruption in our operations.
Risks Relating to Our Industry
     There are a number of difficulties and risks associated with clinical trials and our trials may not yield the expected results.
     There are a number of difficulties and risks associated with conducting clinical trials. For instance, we may discover that a product candidate does not exhibit the expected therapeutic results, may cause harmful side effects or have other unexpected characteristics that may delay or preclude regulatory approval or limit commercial use if approved. It typically takes several years to complete a late-stage clinical trial, such as the ongoing Phase III confirmatory trial for Zenvia for PBA, and a clinical trial can fail at any stage of testing. If clinical trial difficulties or failures arise, our product candidates may never be approved for sale or become commercially viable.
In addition, the possibility exists that:
•	the results from earlier clinical trials may not be statistically significant or predictive of results that will be obtained from subsequent clinical trials, particularly larger trials;

•	institutional review boards or regulators, including the FDA, may hold, suspend or terminate our clinical research or the clinical trials of our product candidates for various reasons, including noncompliance with regulatory requirements or if, in their opinion, the participating subjects are being exposed to unacceptable health risks;

•	subjects may drop out of our clinical trials;

•	our preclinical studies or clinical trials may produce negative, inconsistent or inconclusive results, and we may decide, or regulators may require us, to conduct additional preclinical studies or clinical trials; and

•	the cost of our clinical trials may be greater than we currently anticipate.
     It is possible that earlier clinical and pre-clinical trial results may not be predictive of the results of subsequent clinical trials. If earlier clinical and/or pre-clinical trial results cannot be replicated or are inconsistent with subsequent results, our development programs may be cancelled or deferred. In addition, the results of these prior clinical trials may not be acceptable to the FDA or similar foreign regulatory authorities because the data may be incomplete, outdated or not otherwise acceptable for inclusion in our submissions for regulatory approval.
     Additionally, the FDA has substantial discretion in the approval process and may reject our data or disagree with our interpretations of regulations or our clinical trial data or ask for additional information at any time during their review. For example, the use of different statistical methods to analyze the efficacy data from our recent Phase III trial of Zenvia in DPN pain results in significantly different conclusions about the efficacy of the drug. Although we believe we have legitimate reasons to use the methods that we have adopted as outlined in our SPA with the FDA, the FDA may not agree with these reasons and may disagree with our conclusions regarding the results of these trials.
     Although we would work to be able to fully address any such FDA concerns, we may not be able to resolve all such matters favorably, if at all. Disputes that are not resolved favorably could result in one or more of the following:
•	delays in our ability to submit an NDA;

•	the refusal by the FDA to accept for file any NDA we may submit;

•	requests for additional studies or data;

•	delays of an approval; or

•	the rejection of an application.
     If we do not receive regulatory approval to sell our product candidates or cannot successfully commercialize our product candidates, we would not be able to generate meaningful levels of sustainable revenues.
Clinical trials can be delayed for a variety of reasons. If we experience any such delays, we would be unable to commercialize our product candidates on a timely basis, which would materially harm our business.
     Clinical trials may not begin on time or may need to be restructured after they have begun. Additionally, clinical trials can experience delays for a variety of other reasons, including delays related to:
•	identifying and engaging a sufficient number of clinical trial sites;

•	negotiating acceptable clinical trial agreement terms with prospective trial sites;

•	obtaining institutional review board approval to conduct a clinical trial at a prospective site;

•	recruiting eligible subjects to participate in clinical trials;

•	competition in recruiting clinical investigators;

•	shortage or lack of availability of supplies of drugs for clinical trials;

•	the need to repeat clinical trials as a result of inconclusive results or poorly executed testing;

•	the placement of a clinical hold on a study;

•	the failure of third parties conducting and overseeing the operations of our clinical trials to perform their contractual or regulatory obligations in a timely fashion; and

•	exposure of clinical trial subjects to unexpected and unacceptable health risks or noncompliance with regulatory requirements, which may result in suspension of the trial.
     If we experience significant delays in or termination of clinical trials, our financial results and the commercial prospects for our product candidates or any other products that we may develop will be adversely impacted. In addition, our product development costs would increase and our ability to generate revenue could be impaired.
     The pharmaceutical industry is highly competitive and most of our competitors are larger and have greater resources. As a result, we face significant competitive hurdles.
     The pharmaceutical and biotechnology industries are highly competitive and subject to significant and rapid technological change. We compete with hundreds of companies that develop and market products and technologies in similar areas as our research. For example, we expect that Zenvia will compete against antidepressants, atypical anti-psychotic agents and other agents.
     Our competitors may have specific expertise and development technologies that are better than ours and many of these companies, either alone or together with their research partners, have substantially greater financial resources, larger research and development staffs and substantially greater experience than we do. Accordingly, our competitors may successfully develop competing products. We are also competing with other companies and their products with respect to manufacturing efficiencies and marketing capabilities, areas where we have limited or no direct experience.

     If we fail to comply with regulatory requirements, regulatory agencies may take action against us, which could significantly harm our business.
     Marketed products, along with the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for these products, are subject to continual requirements and review by the FDA and other regulatory bodies. Even if we receive regulatory approval for one of our product candidates, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product.
     In addition, regulatory authorities subject a marketed product, its manufacturer and the manufacturing facilities to ongoing review and periodic inspections. We will be subject to ongoing FDA requirements, including required submissions of safety and other post-market information and reports, registration requirements, current Good Manufacturing Practices (“cGMP”) regulations, requirements regarding the distribution of samples to physicians and recordkeeping requirements.
     The cGMP regulations also include requirements relating to quality control and quality assurance, as well as the corresponding maintenance of records and documentation. We rely on the compliance by our contract manufacturers with cGMP regulations and other regulatory requirements relating to the manufacture of products. We are also subject to state laws and registration requirements covering the distribution of our products. Regulatory agencies may change existing requirements or adopt new requirements or policies. We may be slow to adapt or may not be able to adapt to these changes or new requirements.
     Developing and marketing pharmaceutical products for human use involves product liability risks, for which we currently have limited insurance coverage.
     The testing, marketing and sale of pharmaceutical products involves the risk of product liability claims by consumers and other third parties. Although we maintain product liability insurance coverage, product liability claims can be high in the pharmaceutical industry and our insurance may not sufficiently cover our actual liabilities. If product liability claims were made against us, it is possible that our insurance carriers may deny, or attempt to deny, coverage in certain instances. If a lawsuit against us is successful, then the lack or insufficiency of insurance coverage could affect materially and adversely our business and financial condition. Furthermore, various distributors of pharmaceutical products require minimum product liability insurance coverage before their purchase or acceptance of products for distribution. Failure to satisfy these insurance requirements could impede our ability to achieve broad distribution of our proposed products and the imposition of higher insurance requirements could impose additional costs on us.
Risks Related to Reliance on Third Parties
     Because we depend on clinical research centers and other contractors for clinical testing and for certain research and development activities, the results of our clinical trials and such research activities are, to a certain extent, beyond our control.
     The nature of clinical trials and our business strategy of outsourcing a substantial portion of our research require that we rely on clinical research centers and other contractors to assist us with research and development, clinical testing activities, patient enrollment and regulatory submissions to the FDA. As a result, our success depends partially on the success of these third parties in performing their responsibilities. Although we pre-qualify our contractors and we believe that they are fully capable of performing their contractual obligations, we cannot directly control the adequacy and timeliness of the resources and expertise that they apply to these activities. If our contractors do not perform their obligations in an adequate and timely manner, the pace of clinical development, regulatory approval and commercialization of our drug candidates could be significantly delayed and our prospects could be adversely affected.

     We depend on third parties to manufacture, package and distribute compounds for our drugs and drug candidates. The failure of these third parties to perform successfully could harm our business.
     We have utilized, and intend to continue utilizing, third parties to manufacture, package and distribute Zenvia and the Active Pharmaceutical Ingredient (“API”) for docosanol 10% cream and supplies for our drug candidates. We have no experience in manufacturing and do not have any manufacturing facilities. Currently, we have sole suppliers for the API for docosanol and Zenvia, and a sole manufacturer for the finished form of Zenvia. Any material disruption in manufacturing could cause a delay in shipments and possible loss of sales. We do not have any long-term agreements in place with our current docosanol supplier or Zenvia supplier. Any delays or difficulties in obtaining APIs or in manufacturing, packaging or distributing our products and product candidates could delay Zenvia clinical trials for PBA and/or DPN pain. Additionally, the third parties we rely on for manufacturing and packaging are subject to regulatory review, and any regulatory compliance problems with these third parties could significantly delay or disrupt our commercialization activities.
     We generally do not control the development of compounds licensed to third parties and, as a result, we may not realize a significant portion of the potential value of any such license arrangements.
     Under our license arrangement for our MIF compound, we have no direct control over the development of this drug candidate and have only limited, if any, input on the direction of development efforts. These development efforts are ongoing by our licensing partner and if the results of their development efforts are negative or inconclusive, it is possible that our licensing partner could elect to defer or abandon further development of these programs, as was the case in early 2007 when AstraZeneca terminated our license and collaboration agreement for our RCT mechanism technology. We similarly rely on licensing partners to obtain regulatory approval for Docosanol in foreign jurisdictions. Because much of the potential value of these license arrangements is contingent upon the successful development and commercialization of the licensed technology, the ultimate value of these licenses will depend on the efforts of licensing partners. If our licensing partners do not succeed in developing the licensed technology for whatever reason, or elect to discontinue the development of these programs, we may be unable to realize the potential value of these arrangements.
     We expect to rely entirely on third parties for international sales and marketing efforts.
     In the event that we attempt to enter into international markets, we expect to rely on collaborative partners to obtain regulatory approvals and to market and sell our product(s) in those markets. We have not yet entered into any collaborative arrangement with respect to marketing or selling Zenvia, with the exception of one such agreement relating to Israel. We may be unable to enter into any other arrangements on terms favorable to us, or at all, and even if we are able to enter into sales and marketing arrangements with collaborative partners, we cannot assure you that their sales and marketing efforts will be successful. If we are unable to enter into favorable collaborative arrangements with respect to marketing or selling Zenvia in international markets, or if our collaborators’ efforts are unsuccessful, our ability to generate revenue from international product sales will suffer.
Risks Relating to Our Stock
     Our common stock could be delisted from The NASDAQ Global Market, which could negatively impact the price of our common stock and our ability to access the capital markets.
     Our common stock is currently listed on The NASDAQ Global Market. The listing standards of The NASDAQ Global Market provide that a company may be delisted if the bid price of its stock drops below $1.00 for a period of 30 consecutive business days. Additionally, we must satisfy at least one of the following conditions: (A) stockholders’ equity of at least $10 million, (B) total market value of listed securities of at least $50 million or (C) at least $50 million of total assets and $50 million of total revenue.
     Recently our stock has traded below $1.00 and our total market value of listed securities has dropped below $50 million for more than the last ten consecutive trading days. We currently do not satisfy other alternative listing standards and, on March 26, 2008, we received a NASDAQ Staff Determination Letter informing us that we have 30 days to regain compliance with listing requirements or face delisting. We will be required to make a public announcement regarding our non-compliance, which could cause our stock price to decline further. Although we expect that the completion of this offering will allow us to regain compliance with the market-value-of-listed-securities requirement, there can be no assurance that we actually will regain compliance or that we will do so in a timely manner. Announcements by us of potential or pending NASDAQ delisting actions could further depress our stock price and market value and, even if we satisfy the market capitalization requirement, our stock price will need to trade above $1.00 on a sustained basis to remain listed. If our stock price remains depressed after this offering, we may seek to implement a reverse stock split. Reverse stock splits frequently result in a loss in stockholder value as the actual post-split price is often lower than the pre-split price, adjusted for the split.
     If we fail to comply with the listing standards, our common stock listing may be moved to the NASDAQ Capital Market, which is a lower tier market, or our common stock may be delisted and traded on the over-the-counter bulletin board network. Moving our listing to the NASDAQ Capital Market could adversely affect the liquidity of our common stock and the delisting of our common stock would significantly affect the ability of investors to trade our securities and could significantly negatively affect the value and liquidity of our common stock. In addition, the delisting of our common stock could materially adversely affect our ability to raise capital on terms acceptable to us or at all. Delisting from NASDAQ could also have other negative results, including the potential loss of confidence by suppliers and employees, the loss of institutional investor interest and fewer business development opportunities.
     Our stock price has historically been volatile and we expect that this volatility will continue for the foreseeable future.
     The market price of our Class A common stock has been, and is likely to continue to be, highly volatile. This volatility can be attributed to many factors independent of our operating results, including the following:
•	Announcements by us regarding our non-compliance with continued listing standards on the NASDAQ stock market;

•	Comments made by securities analysts, including changes in their recommendations;

•	Short selling activity by certain investors, including any failures to timely settle short sale transactions;

•	Announcements by us of financing transactions and/or future sales of equity or debt securities;

•	Sales of our Class A common stock by our directors, officers, or significant shareholders;

•	Announcements by our competitors of clinical trial results or product approvals; and

•	Market and economic conditions.
     Additionally, our stock price has been volatile as a result of announcements of regulatory actions and decisions relating to our product candidates, including Zenvia, and periodic variations in our operating results. We expect that our operating results will continue to vary from quarter-to-quarter. Our operating results and prospects may also vary depending on our partnering arrangements for our MIF technology, which has been licensed to a third party that controls the continued progress and pace of development, meaning that the achievement of development milestones is outside of our control.
     As a result of these factors, we expect that our stock price may continue to be volatile and investors may be unable to sell their shares at a price equal to, or above, the price paid. Additionally, any significant drops in our stock price, such as the one we experienced following the announcement of the Zenvia approvable letter, could give rise to shareholder lawsuits, which are costly and time consuming to defend against and which may adversely affect our ability to raise capital while the suits are pending, even if the suits are ultimately resolved in favor of the Company.

USE OF PROCEEDS
We anticipate using the net proceeds from the sale of our securities offered by this prospectus supplement principally to fund the ongoing clinical development of Zenvia for PBA and for DPN pain, as well as for general and administrative expenses. If this offering is successfully completed, we expect to expand the size of our ongoing Phase III STAR trial by adding approximately 10% more patients. Although this will increase the total cost of the trial, we currently estimate that we will have sufficient capital to complete the expanded STAR trial and fund our operations for at least six months beyond that time, assuming that we raise the maximum amount sought in this offering. However, we will retain broad discretion over the use of proceeds from this offering and may use the net proceeds for other purposes, including the acquisitions of complementary technologies or companies. Additionally, other changes in the design of clinical trials may affect the cost and duration of the trial and thus our ability to fully fund the trial with the proceeds from this offering. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.
DILUTION
Our pro forma net tangible book value as of December 31, 2007 was approximately $1.9 million, or $0.04 per share of Class A common stock. Pro forma net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of Class A common stock outstanding. After giving effect to the sale by us of the full 34,972,678 shares of Class A common stock underlying the units offered by this prospectus supplement at a price of $1.14375 per unit, and after deducting estimated offering expenses and sales commissions payable by us, our pro forma, as-adjusted net tangible book value as of December 31, 2007 would have been approximately $39.8 million, or $0.51 per share of Class A common stock. This represents an immediate increase in the pro forma net tangible book value of $0.47 per share to our existing shareholders and an immediate and substantial dilution in pro forma net tangible book value of approximately $0.63 per share to new investors. The following table illustrates this hypothetical per share dilution:

Offering price per unit	$1.14375
Pro forma net tangible book value per share as of December 31, 2007	$0.04
Increase per share attributable to new investors	$0.47
Pro forma, as-adjusted net tangible book value per share after this offering	$0.51
Dilution per share to new investors	$0.63
     The foregoing dilution information is based on 43,164,402 shares outstanding as of December 31, 2007 and excludes:
•	options and warrants outstanding as of that date representing the right to purchase a total of 1,137,095 shares of Class A common stock at weighted average exercise price of $8.80 per share; and

•	2,370,983 shares of Class A common stock underlying restricted stock units and restricted stock awards outstanding as of that date.
     The foregoing dilution information does not give effect to the exercise of the warrants that are being offered with the units.

PLAN OF DISTRIBUTION
     We have entered into a placement agency agreement, dated as of March 26, 2008, with Piper Jaffray & Co. Subject to the terms and conditions contained in the placement agency agreement, Piper Jaffray has agreed to act as the placement agent in connection with the sale of up to 34,972,678 units, with each unit consisting of one share of Class A common stock and a warrant to purchase 0.35 shares of Class A common stock. The placement agent is not purchasing or selling any securities by this prospectus supplement and the accompanying prospectuses, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the securities, but it has agreed to use its best efforts to arrange for the sale of all of the securities in this offering. There is no required minimum number of securities that must be sold as a condition to completion of the offering.
     The placement agency agreement provides that the obligations of the placement agent and the purchasers are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from our counsel, our independent auditors and us.
     We will enter into purchase agreements directly with purchasers in connection with this units offering, and we will only sell to purchasers who have entered into purchase agreements.
     We currently anticipate that the closing of the sale of the units offered hereby will take place on or about April 4, 2008.
     In order to facilitate the closing, certain purchaser funds will be deposited into an escrow account and held until jointly released by us and the placement agent on the date the securities are delivered to the purchasers. The escrow agent will invest all funds it receives in a non-interest bearing account in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934. The escrow agent will not accept any purchaser funds prior to the date of this prospectus supplement. Upon closing, we will deliver to each purchaser delivering funds into escrow the number of shares purchased by such purchaser through the facilities of The Depository Trust Company.
     We have agreed to pay the placement agent an aggregate fee equal to 6.0% of the gross proceeds from the sale of units in this offering, provided, however, that with respect to units sold in this offering to certain purchasers whose names are set forth on Schedule II of the placement agency agreement, no fee shall be paid to the placement agent with respect to the gross proceeds received by us from the sale of units in this offering to such purchasers. In addition, we have agreed to pay the fees, disbursements and other charges of counsel to the placement agent in an amount of up to $100,000.
     Until April 4, 2009, we have granted Piper Jaffray the right of first refusal to act as our exclusive or bookrunning placement agent or underwriter in connection with any registered offering of securities or securities offering under Rule 144A, subject to certain exceptions.
     Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8.0% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415. The following table shows the per unit and total fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectuses, assuming the sale of all of the securities offered hereby and assuming that the investors identified on Schedule II of the placement agency agreement purchase a total of approximately $8,850,000 of units in this offering.

Per unit placement agent fees	$0.05344
Maximum offering total	$1,868,872
     Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. To the extent that prospective investors identified on Schedule II of the placement agency agreement do not purchase the full amounts assumed above, we would be required to pay a higher average placement agent fee on sales made under this prospectus supplement, although in no event will the aggregate fee be greater than 6.0% of the gross offering proceeds.
     We have agreed to indemnify the placement agent against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and to contribute to payments that the placement agent may be required to make in respect of those liabilities.
     The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.
     We and each of our directors and executive officers have agreed to certain restrictions on the ability to sell shares of our common stock and other securities that they beneficially own, including securities convertible into or exercisable or exchangeable for our common stock, for a period of 90 days following the date of this prospectus supplement. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and such persons may not, directly or indirectly, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of our common stock or any, without the prior written consent of Piper Jaffray. Notwithstanding the foregoing, if (x) during the last 17 days of such 90 day period, we announce that we will release earnings results or publicly announce other material news or a material event relating to us occurs or (y) prior to the expiration of the 90 day period, we announce that we will release earnings results during the 16 day period beginning on the last day of the 90 day period, then in each case the 90 day period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless Piper Jaffray waives, in writing, such extension. At any time and without public notice, Piper Jaffray may in its sole discretion release all or some of the securities from these lock-up agreements.
     The transfer agent for our common stock is American Stock Transfer & Trust Co.
     Our common stock is traded on the NASDAQ Global Market under the symbol “AVNR.”
     The placement agent may distribute this prospectus supplement and the accompanying prospectuses electronically.
     The placement agency agreement will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into the registration statements of which this prospectus supplement forms a part.
     From time to time in the ordinary course of its business, the placement agent or its affiliates may in the future engage in investment banking, commercial banking and/or other services with us and our affiliates for which it may in the future receive customary fees and expenses.
DESCRIPTION OF WARRANTS
     The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectuses are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant, which will be provided to each purchaser in this offering and will be filed on a Current Report on Form 8-K in connection with this offering.
     The warrants will be exercisable at any time and from time to time for a period of five years from issuance. The warrants will be exercisable, at the option of each holder, upon the surrender of the warrants to us and at an exercise price equal to $1.43 per share, which, except as described below, must be paid in cash at the time of exercise. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants; provided, however, that if the Company is unable to offer and sell the shares underlying these warrants pursuant to this prospectus supplement due to the ineffectiveness of the registration statements of which this prospectus supplement is a part, then the warrants may only be exercised on a “net” or “cashless” basis. In no event is the warrant holder entitled to a cash settlement from the Company upon exercise.
     In the event that the trading price of our common stock closes above 400% of the exercise price of the warrant for 20 days in any 60-day period during the warrant term, we can then send a redemption notice to the warrant holders. This redemption notice will provide the warrant holders with at least 30 days to exercise outstanding warrants, after which time we may redeem and cancel any unexercised warrants for nominal consideration.
     The warrants contain a limitation on exercise, pursuant to which a warrant holder will not be entitled to exercise any portion of the warrant if, after giving effect to the exercise, the holder, together with its affiliates, would beneficially own more than 19.99% of the shares of our outstanding Class A common stock after giving effect to the exercise. Upon the written request of any investor in this offering, we will set this exercise limit at a lower percentage.
LEGAL MATTERS
     Various legal matters with respect to the validity of the securities offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP, San Diego, California. Lowenstein Sandler PC, New York, New York, is counsel for the placement agent in connection with this offering.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2005

PROSPECTUS

$100,000,000

AVANIR Pharmaceuticals

Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

     We may offer and sell an indeterminate number of shares of our Class A common stock and preferred stock, depositary shares, debt securities and warrants from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

     We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

     Our Class A common stock trades on The American Stock Exchange under the symbol “AVN.” On July 21, 2005, the closing price for our Class A common stock, as reported on The American Stock Exchange, was $3.23 per share.

     Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 4 of this prospectus for certain risks you should consider. You should read the entire prospectus and any applicable prospectus supplement carefully before you make your investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 i

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our Class A common stock and preferred stock, depositary shares, various series of debt securities and warrants to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

     A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information.”

     We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

     We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

     Class A Common Stock. We may issue shares of our Class A common stock from time to time. Holders of our Class A common stock are entitled to one vote per share for the election of directors and on all other matters that require shareholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our Class A common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our Class A common stock or any other securities convertible into shares of any class of our Class A common stock, or any redemption rights.

     Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by shareholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the Class A common stock.

     If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of determination that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of determination that contains the terms of the applicable series of preferred stock.

     Depositary Shares. We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

     Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. If we issue depositary shares, a form of deposit agreement, including a form of depositary receipt, will be incorporated by reference into the registration statement of which this prospectus is a part. We urge you to read the prospectus supplement related to any depositary shares we may offer, as well as the complete deposit agreement and depositary receipt.

     Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our Class A common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

     If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We urge you to read the prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. If we issue debt securities, indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part.

     Warrants. We may issue warrants for the purchase of Class A common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with Class A common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

     If we issue warrants, they will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part.

ABOUT AVANIR PHARMACEUTICALS

     Avanir Pharmaceuticals is a drug discovery and development company focused on developing and commercializing novel treatments for chronic diseases. We are currently developing Neurodex™ for the treatment of pseudobulbar affect (“PBA”) and for the treatment of chronic diabetic neuropathic pain. We have successfully completed two double blind Phase III clinical trials of Neurodex in the treatment of PBA and one Phase II open label trial for the treatment of diabetic neuropathic pain. We also have a potential product for asthma, AVP-13358, which is in Phase I clinical development.

     Our clinical and pre-clinical research and drug discovery programs are focused primarily on small molecules that can be taken orally as therapeutic treatments. Our pre-clinical small molecule programs include potential treatments for atherosclerosis and inflammation. We have licensed to Novartis International Pharmaceutical Ltd. our research and development program that targets macrophage migration inhibitory factor (“MIF”) as a potential treatment for inflammatory diseases. Also, we have licensed to AstraZeneca PLC our research and development program to discover, develop and commercialize Reverse Cholesterol Transport (“RCT”) enhancing compounds for the treatment of cardiovascular disease. Using our proprietary Xenerex™ technology, we are also conducting research to develop injectable human monoclonal antibody products for anthrax, cytomegalovirus, and other infectious diseases.

     We strive to maintain a lean organizational structure while working on a diverse product development pipeline. We also strive to maintain flexibility in our cost structure, by actively managing outsourced functions such as clinical trials, market research, legal counsel, documentation and testing of internal controls, and portions of chemistry, rather than maintaining all of these functions in house. While outsourcing can lead to higher costs in some cases, we believe the benefits of being flexible, and being able to rapidly respond to program delays, or successes, and the availability of capital to advance our programs, far outweigh the disadvantages.

     We have submitted the final group of modules of a rolling submission to the U.S. Food and Drug Administration (“FDA”) of our New Drug Application (“NDA”) for Neurodex for the treatment of PBA. If Neurodex is approved by the FDA, we expect to begin marketing and selling the product in the first half of 2006. We are in the process of transforming from a research and development organization into a commercially viable pharmaceutical company. In order to facilitate that transformation, we are investing in our infrastructure to support the planned commercial launch of Neurodex if approved by the FDA. In preparation for the commercial launch of Neurodex, we are in the process of developing our sales and marketing strategy, and are recruiting sales and marketing personnel for key positions within the organization. We continue to evaluate co-promotion alternatives for Neurodex. The goals of a co-promotion arrangement would be to reach a broader target audience of physicians as well as to offset some of the expenses associated with Phase III clinical trials of Neurodex as a potential treatment for diabetic neuropathic pain.

     We have licensed certain rights to docosanol 10% cream, our MIF development program, and our RCT program, and we continue to seek licensees for other potential products in our pipeline. We may also seek to develop our other drug candidates through research collaborations with larger pharmaceutical companies, potentially allowing us to share the risks and the opportunities that come from such development efforts.

     We will have to raise significant amounts of additional capital to prepare for and potentially execute a product launch of Neurodex for PBA, if approved by the FDA for marketing, and fund selected research and other operating activities. Our future capital needs will depend substantially on the economic terms and the timing of any new partnership or collaborative arrangements with pharmaceutical companies under which they will share the costs of such activities. If we are unable to raise capital as needed to fund our operations, or if we are unable to enter into any such collaborative arrangements, then we may need to slow the rate of development of some of our programs or sell the rights to one or more of our drug candidates, and our commercialization plans for Neurodex may be adversely affected. For additional information about the risks and uncertainties that may affect our business and prospects, please see “Risk Factors.”

     Our offices and research facilities are located at 11388 Sorrento Valley Road, San Diego, California 92121. Our telephone number is (858) 622-5200 and our e-mail address is info@avanir.com. Additional information about Avanir can be found on our website, at www.avanir.com, and in our periodic and current reports filed with the Securities and Exchange Commission (“SEC”). Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and online at www.sec.gov and our website at www.avanir.com.

RISK FACTORS

     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. The statements contained or incorporated by reference in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the “1933 Act” and Section 21E of the Securities Exchange Act of 1934, or the “1934 Act”, including without limitation statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth under the caption “Risk Factors” in the prospectus supplement and in the documents incorporated by reference into this prospectus. In evaluating our business, prospective investors should carefully consider these factors in addition to the other information set forth in this prospectus and incorporated herein by reference.

DESCRIPTION OF SECURITIES

     We may offer shares of our Class A common stock and preferred stock, depositary shares, various series of debt securities and warrants to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. Set forth below is a summary of the principal terms of these securities, to the extent that such terms are known at this time. Additional information regarding any securities we offer pursuant to this prospectus will be contained in the applicable prospectus supplement for such offering, and may including the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

          Class A Common Stock

          We may issue shares of our Class A common stock from time to time. Holders of our Class A common stock are entitled to one vote per share for the election of directors and on all other matters that require shareholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our Class A common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our Class A common stock or any other securities convertible into shares of any class of our Class A common stock, or any redemption rights.

          Preferred Stock

          We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by shareholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the Class A common stock.

          If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of determination that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of determination that contains the terms of the applicable series of preferred stock.

          Depositary Shares

          We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

          Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. If we issue depositary shares, a form of deposit agreement, including a form of depositary receipt, will be incorporated by reference into the registration statement of which this prospectus is a part. We urge you to read the prospectus supplement related to any depositary shares we may offer, as well as the complete deposit agreement and depositary receipt.

          Debt Securities

          We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

          We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

          The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

          The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

          General

          We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

          Conversion or Exchange Rights

          We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

          Consolidation, Merger or Sale

          The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

          If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

          Events of Default Under the Indenture

          The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

          If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

          The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

          Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

          These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

          We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

          Modification of Indenture; Waiver

          We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•	to provide for the issuance of and establish the form, terms and conditions of debt securities of any series, to establish the form or certifications required under an indenture or add to the rights of holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.

          In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

          Discharge

          Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

          In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

          Form, Exchange and Transfer

          We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

          At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

          Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

          We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

          If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

          Information Concerning the Debenture Trustee

          The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

          Payment and Paying Agents

          Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

          We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

          All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

          Governing Law

          The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

          Subordination of Subordinated Debt Securities

          The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

          Warrants

          We may issue warrants for the purchase of Class A common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with Class A common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

          If we issue warrants, they will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part.

USE OF PROCEEDS

     We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily to fund the commercial development of Neurodex for PBA, assuming it is approved by the FDA, our ongoing and future clinical trials and for research and development and general and administrative expenses. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, regulatory approval status of Neurodex, technological advances and the competitive environment for our products. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

     Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

PLAN OF DISTRIBUTION

     We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

     We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

     We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

     We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

     Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

     Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

     We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents, in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the 1933 Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be included in The American Stock Exchange. We may apply to list any series of debt securities, preferred stock, depositary shares or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

     Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

     Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

     The legality of the issuance of the securities being offered hereby and the binding nature of any Debt Securities being offered hereby will be passed upon by Heller Ehrman LLP, San Diego, California.

EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from Avanir Pharmaceuticals’ Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended December 31, 2004 and 2003 and March 31, 2005 and 2004, which are incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004 and March 31, 2005 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act until the offering is completed:

     1. Our Annual Report on Form 10-K for the year ended September 30, 2004;

     2. Our Definitive Proxy Statement on Schedule 14A, filed January 28, 2005;

     3. Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004 and March 31, 2005;

     4. Our Current Reports on Form 8-K filed with the SEC on December 13, 2004, December 21, 2004, January 19, 2005, March 14, 2005, March 23, 2005, April 6, 2005, May 3, 2005, May 16, 2005 and July 12, 2005; and

     5. The description of our Class A common stock contained in our registration statement on Form 8-A (File No. 001-15803) filed on April 5, 2000, and as amended April 13, 2000.

     All other documents we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.

     Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Avanir Pharmaceuticals, 11388 Sorrento Valley Road, San Diego, California 92121, Attention: Chief Financial Officer, telephone: (858) 622-5200. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the 1934 Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov, as well as at our website at www.avanir.com. You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Suite 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Rooms.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Amended and Restated Articles of Incorporation eliminate the personal liability of directors to the fullest extent permitted by the California Corporations Code. Additionally, our bylaws provide that we shall fully indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership joint venture, trust, employee benefit plan or other enterprise. Our bylaws authorize the board of directors to provide these same indemnification rights to other agents of the corporation. We have also obtained liability insurance for our officers and directors and have entered into indemnification agreements with our directors and certain officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2008
PROSPECTUS
$25,000,000
AVANIR Pharmaceuticals
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

     We may offer and sell an indeterminate number of shares of our common stock, preferred stock, depositary shares, debt securities and warrants from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.
     We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.
     Our common stock trades on the NASDAQ Global Market under the symbol “AVNR.” On February 7, 2008, the closing price for our common stock, as reported on the NASDAQ Global Market, was $1.14 per share.

     Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 3 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock, preferred stock, depositary shares, various series of debt securities and warrants to purchase any of such securities with a total value of up to $25,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.
     A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information.”
     We have not authorized any underwriter, broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
     We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

     Common Stock. We may issue shares of our Class A common stock (hereinafter referred to as “common stock”) from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require shareholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.
     Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by shareholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.
     If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
     Depositary Shares. We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.
     Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. If we issue depositary shares, a form of deposit agreement, including a form of depositary receipt, will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the Securities and Exchange Commission. We urge you to read the prospectus supplement related to any depositary shares we may offer, as well as the complete deposit agreement and depositary receipt.
     Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
     If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We urge you to read the prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities (which will include a supplemental indenture). If we issue debt securities, indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the Securities and Exchange Commission.

     Warrants. We may issue warrants for the purchase of Class A common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with Class A common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.
     If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the Securities and Exchange Commission.
ABOUT AVANIR PHARMACEUTICALS
     Avanir Pharmaceuticals is a pharmaceutical company focused on developing, acquiring and commercializing novel therapeutic products for the treatment of chronic diseases. Our current product candidates address therapeutic markets that include the central nervous system, inflammatory diseases and infectious diseases. Our lead product candidate, ZenviaTM (dextromethorphan hydrobromide/quinidine sulfate), is currently in Phase III clinical development for the treatment of pseudobulbar affect (“PBA”) and diabetic peripheral neuropathic pain (“DPN pain”). Our first commercialized product, docosanol 10% cream, (sold as Abreva® by our marketing partner GlaxoSmithKline Consumer Healthcare in North America) is the only over-the-counter treatment for cold sores that has been approved by the FDA. Our inflammatory disease program, which targets macrophage migration inhibitory factor (“MIF”), is currently partnered with Novartis and our current infectious disease program, which is focused on anthrax antibodies, has been funded to date by grants from the National Institute of Health/National Institute of Allergy and Infectious Disease (“NIH/NIAID”).
     For additional information about our company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”
     Our offices are located at 101 Enterprise, Suite 300, Aliso Viejo, California 92656. Our telephone number is (949) 389-6700 and our e-mail address is info@avanir.com. Additional information about Avanir can be found on our website, at www.avanir.com, and in our periodic and current reports filed with the Securities and Exchange Commission (“SEC”). Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and online at www.sec.gov and our website at www.avanir.com. No portion of our website is incorporated by reference into this prospectus.
RISK FACTORS
     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains or incorporates by reference forward-looking statements and readers are cautioned that our actual results may differ materially from those discussed in the forward-looking statements. These forward-looking statements include, without limitation, statements regarding the progress and timing of clinical trials, the safety and efficacy of our product candidates, the goals of our development activities, estimates of the potential markets for our product candidates, projected cash needs and our expected future revenues, operations and expenditures. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among others:
•	risks relating to the uncertainty around the conduct of clinical trials generally and, more specifically, around our ongoing and future clinical trials for Zenvia for both PBA/IEED and DPN pain;

•	risks of delay in meeting our development plans, including delays in patient enrollment in our clinical trials;

•	risks relating to our lack of profitability, our significant historical operating losses and our ability to obtain additional funding to continue to operate our business, which funding may not be available on commercially reasonable terms, or at all;

•	risks relating to our patent portfolio and the patent portfolios of competitors;

•	risks relating to turnover in senior management and our reliance on key employees;

•	risks around our reliance on third parties to conduct our clinical trials and manufacture our product candidates; and

•	competitive risks in our industry.
In evaluating our business, prospective investors should carefully consider these factors in addition to the other information set forth in this prospectus and incorporated herein by reference, including under the caption, “Risk Factors.” All forward-looking statements included in this document are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.
DESCRIPTION OF SECURITIES
     We may offer shares of our common stock, preferred stock, depositary shares, various series of debt securities and warrants to purchase any such securities with a total value of up to $25,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
USE OF PROCEEDS
     We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily to fund the further development of Zenvia for PBA and DPN pain, for our ongoing and future clinical trials and for general and administrative expenses. We may also use a portion of the net proceeds to pay off outstanding indebtedness and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.
     Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES
     If we offer debt securities and/or preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.
PLAN OF DISTRIBUTION
     We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.
     We may sell the securities separately or together:
•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.
     We may sell the securities from time to time:
•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.
     Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
     If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
     Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
     We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Stock Market or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock, depositary shares or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.
     Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.
     Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.
LEGAL MATTERS
     The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities being offered hereby is being passed upon by Goodwin Procter LLP, San Diego, California.
EXPERTS
     The consolidated financial statements for the year ended September 30, 2007 incorporated in this prospectus by reference from Avanir Pharmaceuticals’ Annual Report on Form 10-K for the year ended September 30, 2007 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
     The consolidated financial statements for each of the two years in the period ended September 30, 2006 (before the effects of the retrospective adjustments to the financial statements) incorporated in this prospectus by reference from Avanir Pharmaceuticals’ Annual Report on Form 10-K for the year ended September 30, 2007 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-based Payment, and the change in the method of accounting for certain patent related costs, effective October 1, 2005), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed:

     1. Our Annual Report on Form 10-K for the year ended September 30, 2007;
     2. Our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 4, 2008;
     3. Our Current Reports on Form 8-K filed with the SEC on October 9, 2007, November 13, 2007, November 21, 2007, as amended, December 10, 2007, December 27, 2007 and February 4, 2008; and
     4. The description of our Class A common stock contained in our registration statement on Form 8-A (File No. 001-15803) filed with the SEC on April 5, 2000, and as amended April 13, 2000.
     Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Avanir Pharmaceuticals, 101 Enterprise, Suite 300, Aliso Viejo, California 92656, Attention: Investor Relations, telephone: (949) 389-6700. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the 1934 Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov, as well as at our website at www.avanir.com. You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Rooms.
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